                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          DEAN WITTER HIGH INCOME SECURITIES




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                _                              _
              |        ______________________  |
FORMULA:       |       |                        |
               |  /\ n |     ERV                |
          T  = |    \  |-------------           |  - 1
               |     \ |      P                 |
               |      \|                        |
               |_                              _|

         T = AVERAGE ANNUAL COMPOUND RETURN
         n = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
         P = INITIAL INVESTMENT

                                                          (A)
    $1,000               ERV AS OF         NUMBER OF      AVERAGE ANNUAL
    INVESTED - P         31-Mar-97         YEARS - n      COMPOUND RETURN - T
    ------------         ---------         ---------      -------------------

       31-Mar-96         $1,067.60              1.00                    6.76%

       02-Jun-94         $1,294.70              2.83                    9.56%



(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                _                              _
              |        ______________________  |
FORMULA:       |       |                        |
               |  /\ n |     EV                 |
        t  =   |    \  | -------------          |  - 1
               |     \ |      P                 |
               |      \|                        |
               |_                              _|

                    EV
       TR  =    ----------   - 1
                     P


    t = AVERAGE ANNUAL COMPOUND RETURN
     (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    P = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                      (B)                             (C)
     $1,000            EV AS OF      TOTAL            NUMBER OF       AVERAGE ANNUAL
    INVESTED - P       31-Mar-97    RETURN - TR       YEARS - n   COMPOUND RETURN - t
    ------------       ---------    -----------       ---------   -------------------
        31-Mar-96      $1,107.10         10.71%            1.00               10.71%

        02-Jun-94      $1,314.30         31.43%            2.83               10.14%





(D) GROWTH OF $10,000
(E) GROWTH OF $50,000
(F) GROWTH OF $100,000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION



                     TOTAL         (D)   GROWTH OF          (E)   GROWTH OF         (F)   GROWTH OF
    INVESTED - P     RETURN - TR   $10,000 INVESTMENT - G   $50,000 INVESTMENT-G    $100,000 INVESTMENT - G
    ------------     -----------   ----------------------   --------------------    -----------------------

       02-Jun-94           31.43                  $13,143                $65,715                   $131,430





                      SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                              DW HIGH INCOME SECURITIES
                              30 day Yield as of 3/31/97



                                    6
     YIELD = 2{ [ ((a-b)/c * d) + 1] -1}



    WHERE:    a = Dividends and interest earned during the period

              b = Expenses accrued for the period

              c = The average daily number of shares outstanding
                  during the period that were entitled to receive dividends

              d = The maximum offering price per share on the last
                  day of the period


                                                                           6
     YIELD = 2{ [(( 8,966,551.76-1,245,620.44))/112,129,375.070*9.78885)+1] -1}

         =    8.590958%